Exhibit (h)(i)

Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6

Licensing & Consulting Work Order Work Order #: OPP-5ZFT6 License Agreement #: 135401 Pacific Life Fund Advisors LLC April 15, 2011

Prepared by:	John Derango	Ibbotson Associates	312 384 5418 phone
Senior Vice President
jderango@ibbotson.com

	Scott Wentsel	Ibbotson Associates	312 696 6836 phone
VP, Senior Portfolio Manager
swentsel@ibbotson.com

	Alex Rabinovich	Ibbotson Associates	312 384 3999 phone
VP, Sales
arabinovich@ibbotson.com

Prepared for:	Carleton Muench	Pacific Life Fund Advisors LLC	949 219 3079 phone
Assistant Vice President
Carleton.Muench@PacificLife.com

1 Ibbotson Associates | Confidential Information | April 15, 2011

Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
TABLE OF CONTENTS

1 Project Setting	3
2 Scope of Work Product	4
2.1 Summary of Project Deliverables	4
Portfolio Optimization Portfolios (Port Ops II)	4
Description of Work Product	5
2.2 Asset Allocation Tool Development	6
2.3 Work Product Format	6
3 Project Timing and Fee Schedule	7
3.1 Work Product Approval Process	7
3.2 Project Fees	8
4 Authorized Users and Uses	9
4.1 Authorized Users and Uses	9
4.2 Prohibited Uses	9
5 Term and Termination 1	10
5.1 Term of Work Order	10
5.2 Term of License	10
5.3 Termination	10
6 Schedule A: Project Asset Classes and Benchmarks 1	12

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Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
1 Project Setting

Customer:	Pacific Life Fund Adviser, LLC
Work Order Effective Date:	May 1, 2011
Work Product Delivery Date:	May 1, 2011
Initial License and Work Order Expiration Date:	April 30, 2012
Licensing and Consulting Agreement Number:	135401
Work Order Number:	OPP-5ZFT6
After the initial term, this Work Order will automatically renew for successive one (1) year time periods unless terminated by either party according to the termination provisions in section 5.3 below. This Work Order forms a part of the Licensing and Consulting Agreement of the above number with Customer.
Summary
Customer plans to offer to the public a number of financial services including variable annuity contracts and variable life insurance policies (herein referred to as “Financial Products”). Pacific Life offers a series of target risk mutual fund portfolios marketed to the public under the name Pacific Dynamix Portfolios (“Dynamix Portfolios”).
On or about May 1, 2011 Customer will launch a new series of five target risk portfolios called ‘Pacific Select Fund Portfolio Optimization Portfolios’ (“Port Ops II”) for distribution through its variable annuity and variable life channels.
Through this Agreement, Customer retains Ibbotson Associates, Inc. (Ibbotson) to act as a consultant for the Dynamix Portfolios and the Port Ops II. The consulting services described herein shall be defined collectively as the “Services.” Ibbotson will communicate changes in the fund specific models on an annual basis, unless market conditions require changes on a more frequent basis.

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Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
2 Scope of Work Product
2.1 Summary of Project Deliverables
Ibbotson agrees to deliver the following Work Product to Customer:
Dynamix Portfolios
  Asset Class Models

Number of Sets:	1
Models per Set:	3
Model Type:	Accumulation Phase
Update Frequency:	Annual
Annual Delivery Date:	March 1st for implementation on May 1st.
Fund Specific Portfolios
Number of Sets:	1 – mapped to Asset Class Models
Models per Set:	3
Number of Funds in Fund Universe:	TBD by Customer

Portfolio Optimization Portfolios (Port Ops II)
Asset Class Models
Number of Sets:	1
Models per Set:	5
Model Type:	Accumulation Phase
Update Frequency:	Annual
Annual Delivery Date:	March 1st for implementation on May 1st.
Fund Specific Portfolios
Number of Sets:	1 – mapped to Asset Class Models
Models per Set:	5
Number of Funds in Fund Universe:	TBD by Customer

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Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
Description of Work Product
2.1.1 Asset Allocation Tools
2.1.1.1 Asset Class Models
Ibbotson will provide to Customer Asset Class Models as stated in section 2.1. Asset Class Models are detailed strategic asset allocation strategies based on certain factors and inputs provided by Customer. Each Asset Class Model is a particular asset allocation strategy that is suitable for a particular investor type, such as those with a target risk of aggressive. A set of Asset Class Models is a group of a specific number of Asset Class Models constructed by choosing allocations among the same set of available asset classes. In addition to the detailed asset allocation strategy provided for each Asset Class Model, Ibbotson will also include the expected return and standard deviation of each Asset Class Model. Asset Class Models will be delivered in an electronic excel based format or a paper-based, tabular format. Each table contains a single set of Asset Class Models and the detailed allocation strategy of each Asset Class Model.
2.1.1.2 Fund Specific Models
Ibbotson will provide to Customer Fund Specific Portfolios as stated in section 2.1. Fund Specific portfolios are precise solutions developed to implement the strategic asset allocation models based on certain factors and inputs provided by Customer. Each Fund Specific Portfolio is suitable for a particular investor type, such as conservative, moderate or aggressive. Ibbotson cannot guarantee that all funds will be used in developing the Fund Specific Portfolios. Monthly total returns from fund inception or the last five years will be used in developing the Fund Specific Portfolios. Customer must provide Ibbotson with the monthly total returns for each fund in order to perform this analysis. Ibbotson will specify the exact format the data needs to be in prior to the data gathering process. If Ibbotson does not receive this required data within 7 days of requesting the monthly total returns data, in a timely fashion, the delivery date of this project may be delayed by 7 days in which event, a new delivery date will be scheduled

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Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
2.2 Asset Allocation Tool Development
2.2.1 Asset Class Models
Based on certain factors and inputs provided by Customer, Ibbotson will develop the Asset Class Models in the following manner:
i)	Provide forecasts of expected return, standard deviation and correlation among asset classes;

ii)	Conduct mean variance optimization;

iii)	Apply proprietary asset class level constraints;

iv)	Provide portfolio re-sampling analysis;

v)	Provide sensitivity analysis; and

vi)	Provide the probability distribution of forecast portfolio returns
Customer acknowledges that Ibbotson may request that certain asset classes, such as international equity or U.S. fixed income asset classes, be made available as part of the opportunity set of asset classes in order for the project to proceed.
2.2.2 Fund Specific Models
Based on certain factors and inputs provided by Customer, Ibbotson will develop the Fund Specific Portfolios in the following manner:
i)	Provide specific allocation percentages to funds in order to meet the target asset allocation in an appropriate manner

ii)	Use a sufficient number of funds to create a well-diversified recommendation. Ibbotson Associates cannot guarantee the use of all funds

iii)	Estimate the resulting underlying asset class exposures according to returns-based style analysis

iv)	Estimate future risk and return characteristics based on the underlying asset class exposures
2.3 Work Product Format
Ibbotson will deliver the Work Product via paper format, portable document format or excel format. Customer will be responsible for the layout and printing or computerization of the product. Customer’s use of such final printed versions or any computerized versions of the Work Product is subject to Ibbotson’s approval in accordance with the Licensing and Consulting Agreement.

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Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
3 Project Timing and Fee Schedule
Upon execution of this Work Order, a group of consultants will be assigned to develop the Work Product on your behalf. We expect to deliver the Work Product to Customer on or before the Work Product Delivery date provided that:
i)	Customer executes this Work Order on or before the Effective Date of this Work Order; and

ii)	Customer provides to Ibbotson all data and information necessary to develop the Work Product, including notification of Work Product approval
3.1 Work Product Approval Process
Ibbotson will submit the following to Customer for Customer review, revision and approval:
i)	A list of suggested asset classes and benchmarks to be used for Asset Class Models. The list of asset classes will be determined upon completion of the fund due diligence

ii)	A set of suggested Fund Specific Models.

iii)	Updated suggested Asset Class and Fund Specific Models on an annual basis.
Customer acknowledges that:
i)	Development of Asset Class Models is dependent upon the determination and Customer’s approval of asset classes and benchmarks to be used for Asset Class Models.

ii)	Development of Fund Specific Models is dependent upon Customer’s approval of Asset Class Models.
In order to ensure that the project is completed in a timely manner, Customer agrees to review all work submitted in writing to Customer by Ibbotson for approval within 10 business days and to notify Ibbotson in writing Customer’s decision to accept the work or to request changes. Should Customer not respond to such written requests as made by Ibbotson within 10 business days, Customer accepts the work as is and authorizes Ibbotson to move forward with that portion of the Work Order. Customer also acknowledges that any delays in providing information to Ibbotson that are necessary to conduct the analysis could delay the final delivery date of the project by an amount of time equal to such delays. This procedure is in place to ensure that Ibbotson delivers the work product on time and as needed.

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Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
3.2 Project Fees
ANNUAL FEES
[Fee information intentionally removed]
Fees will be paid to:
By check:
Ibbotson Associates, Inc.
2668 Paysphere Circle
Chicago, IL 60674
Wire Instructions:
Bank Name: [      ]
ABA Routing Number: [      ]
Account #: [      ]

8 Ibbotson Associates | Confidential Information | April 15, 2011

Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
4 Authorized Users and Uses
4.1 Authorized Users and Uses
The Services provided under this Work Order are intended for exclusive use of Customer in conjunction with the Portfolios as defined herein. The Services are intended solely to assist Customer in its capacity as investment advisor to the Portfolios.
Customer may make reference to Ibbotson Associates’ name in connection with marketing and promotional materials related to the Portfolios and in any description of the Portfolios contained in any prospectus or other regulatory filing provided that:
i)	the relationship between the Ibbotson Associates and Customer is described as consultative in nature and not as providing sub-advisory services to Customer or to the Portfolios;

ii)	the scope of Services provided by Ibbotson is clearly disclosed;

iii)	the content and information provided by Ibbotson Associates is described in all material respects in conformity with the Consulting Services Agreement and related Work Order, as then in effect, and;

iv)	Ibbotson Associates must review and approve in writing each use and reference of the Ibbotson Associates name. Ibbotson Associates agrees that such approval will not be unduly delayed and agrees to approve all references to its name within 10 business days of receiving a copy of such materials and a written request for their approval.
Should Customer materially alter the information provided hereunder, it must refrain from using Ibbotson Associates’ name and must notify Ibbotson within thirty (30) that all references to the Ibbotson Associates name have been removed from all such materials.
Use of the work product in any manner other than in the investment operations of the Portfolios as described herein is expressly prohibited.
4.2 Prohibited Uses
In addition to any other limitations on the use of the Work Product imposed under the Licensing and Consulting Agreement, Customer is specifically prohibited from:
i)	Using the Work Product in any manner not explicitly authorized in this Work Order;

ii)	Re-licensing, re-distributing or re-selling the Work Product or any written report, or any data provided by Ibbotson to any persons or entity not explicitly authorized to use the Work Product in this Work Order, regardless of whether or not compensation is received by Customer for doing so.

iii)	Customer will provide Ibbotson with prior notice if it is informed by a regulatory body that it is required to disclose the Ibbotson name in any such materials or believes that it is required to do so. Customer will provide Ibbotson with the specific language to be used, so as to provide Ibbotson with an opportunity to review the language and provide comments to Customer. However, Customer may (a) reference the Ibbotson Associates name in filing the Work Product, summaries, excerpts, and extracts to the NASD for review of marketing material and (b) disclose the fact that Ibbotson provides consulting services to Customer in the Portfolios’

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Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
registration statement and may file a copy of this Agreement (excluding fees) as an Exhibit to the Portfolios’ registration statement.
5 Term and Termination
5.1 Term of Work Order
The initial term of this work order shall coincide with the License Expiration Date listed in Section 1. After the initial term, this Work Order will automatically renew for successive one (1) year time periods unless terminated by either party according to the termination provisions in section 5.3 below.
5.2 Term of License
The initial Term of the License granted under the Licensing and Consulting Agreement with respect to Asset Allocation Tools shall begin on the Effective Date of this Work Order and expire upon the License Expiration date set forth under Section 1 Project Setting. After the initial term, this License will automatically renew for successive one (1) year time periods unless terminated by either party according to the termination provisions in section 5.3 below.
5.3 Termination
After the initial term, this agreement may be terminated subject to Section 2 of the Master Consulting Agreement #135401 dated December 24, 2003, as amended.

10 Ibbotson Associates | Confidential Information | April 15, 2011

Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
Work Order Accepted by:

Signature of authorized officer

Name of authorized officer

Title

Date

Ibbotson Associates, Inc.

Signature of authorized officer

Name of authorized officer

Title

Date

11 Ibbotson Associates | Confidential Information | April 15, 2011

Investment Management Services Work Order	Licensing and Consulting
OPP-5ZFT6
6	Schedule A: Project Asset Classes and Benchmarks
This schedule lists the mutually agreed upon list of asset classes and benchmarks that Ibbotson will use with respect to Work Order OPP-5ZFT6.
Asset Class Models – Pacific Dynamix

Asset Class	Benchmark
US Large Cap Growth	Russell 1000 Growth
US Large Cap Value	Russell 1000 Value
US Small Cap Growth	Russell 2000 Growth
US Small Cap Value	Russell 2000 Value
International Stocks	MSCI EAFE
Emerging Markets Stocks	MSCI Emerging Markets
High Yield Bonds	Barclays Capital U.S. Corporate High-Yield Bond
Core (Aggregate) U.S. Bonds	Barclays Capital U.S. Aggregate Bond
Cash Equivalents	Citi Treasury Bill 3 Mo
Asset Class Models – Portfolio Optimization

Asset Class	Benchmark
US Large Cap Growth	Russell 1000 Growth
US Large Cap Value	Russell 1000 Value
US Mid Cap Growth	Russell Mid Cap Value
US Mid Cap Value	Russell Mid Cap Value
US Small Cap Growth	Russell 2000 Growth
US Small Cap Value	Russell 2000 Value
Domestic REITs	FTSE NAREIT Equity REITs
International Stocks	MSCI EAFE
Small Cap International Stocks	S&P Developed ex US Small
Emerging Markets Stocks	MSCI Emerging Markets
High Yield Bonds	Barclays Capital US Corporate High Yield
TIPS	Barclays Capital Global Inflation-Linked US TIPS
Floating Rate Notes	Credit Suisse Leveraged Loan
Short-Term Bonds	Barclays Capital Government 1-3Yr
Core (Aggregate) U.S. Bonds	Barclays Capital U.S. Aggregate Bond
Cash Equivalents	Citi Treasury Bill 3 Mo

Customer Approval

Date

IMS Consultant Approval

Date

12 Ibbotson Associates | Confidential Information | April 15, 2011